                                                                     Exhibit 99

        TEAM AMERICA ANNOUNCES ACQUISITION OF INOVIS IN ATLANTA, GEORGIA

                  * ACQUISITION COMPLEMENTS CURRENT OPERATIONS
             * ADDS SOUTHEAST PRESENCE TO TEAM AMERICA'S CLIENT BASE

WORTHINGTON, Ohio, Feb. 18 /PRNewswire-FirstCall/ -- TEAM Mucho (Nasdaq: TMOS), a leading business process outsourcing company specializing in human resources, announced today it has signed a letter of intent to purchase substantially all of the assets of Atlanta Professional Employer Organization (PEO), Inovis. With 2,900 work-site employees and 225 clients in 32 states and Washington D.C., Inovis' revenues approximated $109 million for the fiscal year ending June 30, 2001. Specializing in traditional PEO services, 65% of Inovis' base is white-collar employees. Mark Andrizzi, TEAM's current manager of its Atlanta operation, will lead Inovis' operations. The purchase price will be payable in cash, and the transaction is anticipated to close at the end of March.

Chairman, President and CEO S. Cash Nickerson said, "The recessionary business climate and challenging insurance market have combined to accelerate our opportunity to consolidate the fragmented PEO industry by buying the highest quality, positive cash flow, independent PEOs. Inovis' business strategy and customer base will complement our current operations in Atlanta, a fast-growing market for outsourced Human Resources for white collar and Web- enabled clients. Inovis' operations in 32 states and Washington D.C. add a national presence to our profile."

Valerie Boyd, president of Inovis, commented, "We are delighted to have Inovis become a part of TEAM America. We view TEAM America as a progressive and forward-thinking PEO led by a dynamic management team. This combination will give our clients and our Inovis' employees tremendous growth potential, additional services and greater opportunity in the future."

TEAM Mucho, Inc. (Nasdaq: TMOS) is a leading Business Process Outsourcing Company specializing in human resources. TEAM America, the operating division of TEAM Mucho, is a pioneer in the Professional Employer Organization (PEO) industry and was founded in 1986. With 16 sales and service offices nationwide and operations in 47 states, the Company is one of the ten largest PEOs in the country. The Company is engaged in a "build up" of the consolidating industry and is the leading acquirer of quality, positive cash flow, independent PEOs in urban markets. For more information regarding the company, visit www.teamamerica.com.

Statements in this document that are not historical facts are forward- looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained under the caption "Business-Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward- looking statements. In addition, the company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

/CONTACT: S. Cash Nickerson, Chairman, President and CEO, cnickerson@teamamerica.com, or Sandy Cashell, Investor Relations, scashell@teamamerica.com, +1-800-962-2758, both of TEAM Mucho; or general investors, analysts and media, Kristine Walczak of Dresner Corporate Services, +1-312-726-3600, or kwalczak@dresnerco.com/